FOR IMMEDIATE RELEASE                     New York, NY (July 22, 2015)

INTERPUBLIC ANNOUNCES STRONG SECOND QUARTER
AND FIRST HALF 2015 RESULTS

•	Strong second quarter organic revenue increase of 6.7% and reported revenue increase of 1.3%.

•	Second quarter operating margin of 11.5% compared to 10.6% in the prior-year period and operating income growth of 10.2% to $215.8 million.

•	Second quarter diluted earnings per share of $0.29, a 16.0% increase from $0.25 per diluted share a year ago, excluding the charge of $0.02 for early extinguishment of debt in 2014.

•	First half organic revenue increase of 6.2%, operating profit increase of 21.5% and diluted earnings per share increase of 45.0% over last year's diluted earnings per share excluding the same charge.

Summary

Revenue

•
Second quarter 2015 revenue was $1.88 billion, compared to $1.85 billion in the second quarter of 2014, with an organic revenue increase of 6.7% compared to the prior-year period. This was comprised of an organic increase of 7.7% in the U.S. and 5.3% internationally.

•
First half 2015 revenue was $3.55 billion, compared to $3.49 billion in the first half of 2014, with an organic revenue increase of 6.2% compared to the prior-year period. This was comprised of an organic revenue increase of 7.0% in the U.S. and 5.2% internationally.

Operating Results

•
Operating income in the second quarter of 2015 was $215.8 million, compared to operating income of $195.8 million in 2014. Operating margin was 11.5% for the second quarter of 2015, compared to 10.6% in 2014.

•
For the first half of 2015, operating income was $223.6 million, compared to operating income of $184.1 million in 2014. Operating margin was 6.3% for the first half of 2015, compared to 5.3% for the first half of 2014.

Net Results

•	Second quarter 2015 net income available to IPG common stockholders was $121.2 million, resulting in earnings of $0.30 per basic share and $0.29 per diluted share. This compares to net

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

income available to IPG common stockholders a year ago of $99.4 million, or $0.24 per basic share and $0.23 per diluted share. Excluding the impact of the early extinguishment of the company's 6.25% Senior Unsecured Notes due 2014 (the "6.25% Notes"), basic and diluted earnings per share in the second quarter of 2014 were $0.25.

•
First half 2015 net income available to IPG common stockholders was $119.4 million, resulting in basic and diluted earnings per share of $0.29. This compares to net income available to IPG common stockholders of a year ago of $78.5 million, or $0.19 per basic share and $0.18 per diluted share. Excluding the impact of the early extinguishment of the 6.25% Notes, basic and diluted earnings per share were $0.20.

“We are pleased to report another quarter of strong organic revenue as well as profit growth. We saw positive contributions to our top-line performance from a broad range of our creative, marketing services and media offerings," said Michael I. Roth, Interpublic's Chairman and CEO. "Our digital capabilities, which we have chosen to embed at every one of our agencies and we've largely developed organically, are consistently among the best in the industry. These digital services continued to be significant drivers of growth for us this past quarter. Regionally, our largest markets were standouts, as the US, AsiaPac and the UK all showed very good growth. We remain focused on cost discipline, as evident in our results, as well as committed to capital return programs that remain a source of significant value creation. At the midway point of the year, we believe that the appropriate organic growth target for 2015 is now 4-5%. Consistent with that, we will look to deliver toward the upper end of our full-year operating margin target of 80-100 basis points improvement over 2014. As always, our focus will be on the caliber of our people, our clients' success, and further enhancing shareholder value.”

Operating Results

Revenue
Revenue of $1.88 billion in the second quarter of 2015 increased 1.3% compared with the same period in 2014. During the quarter, the effect of foreign currency translation was negative 5.7%, the impact of net acquisitions was positive 0.3%, and the resulting organic revenue increase was 6.7%.

Revenue of $3.55 billion in the first half of 2015 increased 1.8% compared with the first half of 2014. During the first half of 2015, the effect of foreign currency translation was negative 5.1%, the impact of net acquisitions was positive 0.7%, and the resulting organic revenue increase was 6.2%.

Operating Expenses
Total operating expenses grew 0.3% compared to revenue growth of 1.3% during the second quarter of 2015.

During the second quarter of 2015, salaries and related expenses were $1.21 billion, an increase of 3.0% compared to the same period in 2014.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

During the first half of 2015, salaries and related expenses were $2.42 billion, an increase of 2.6% compared to the same period in 2014.

Staff cost ratio, which is total salaries and related expenses as a percentage of total revenue, was 64.2% in the second quarter of 2015 compared to 63.2% in the same period in 2014, and was 68.1% in the first half of 2015 compared to 67.6% in the same period in 2014.

During the second quarter of 2015, office and general expenses were $455.1 million, a decrease of 6.2% compared to the same period in 2014.

During the first half of 2015, office and general expenses were $908.1 million, a decrease of 4.0% compared to the same period in 2014.

Office and general expenses were 24.3% of total revenue in the second quarter of 2015 compared to 26.2% in the same period in 2014, and were 25.6% in the first half of 2015 compared to 27.1% in the same period in 2014.

Non-Operating Results and Tax
Net interest expense of $15.3 million decreased by $0.7 million, or 4.4%, in the second quarter of 2015 compared to the same period in 2014. For the first half of 2015, net interest expense of $29.0 million decreased by $1.0 million, or 3.3%, compared to the same period in 2014.

Other income, net was $0.5 million and $0.8 million in the second quarter and first half of 2015, respectively.

The income tax provision in the second quarter of 2015 was $77.7 million on income before income taxes of $201.0 million, compared to a provision of $65.3 million on income before income taxes of $168.6 million in the same period in 2014. The income tax provision in the first half of 2015 was $76.3 million on income before income taxes of $195.4 million, compared to a provision of $63.6 million on income before income taxes of $144.6 million in the same period in 2014. The effective income tax rate for the second quarter of 2015 was 38.7%, unchanged from the same period in 2014. The effective income tax rate for the first half of 2015 was 39.0%, compared to 44.0% for the same period in 2014.

Balance Sheet
At June 30, 2015, cash, cash equivalents and marketable securities totaled $855.6 million, compared to $1.67 billion at December 31, 2014. Total debt was $1.78 billion at June 30, 2015, compared to $1.73 billion at December 31, 2014.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

Share Repurchase Program and Common Stock Dividend
During the second quarter of 2015, the company repurchased 2.4 million shares of its common stock at an aggregate cost of $50.8 million and an average price of $20.91 per share, including fees. During the first half of 2015, the company repurchased 4.9 million shares of its common stock at an aggregate cost of $102.0 million and an average price of $20.87 per share, including fees. During the second quarter of 2015, the company declared and paid a common stock cash dividend of $0.12 per share, for a total of $49.2 million.

For more information concerning the company's financial results, please refer to the accompanying slide presentation available on our website, investors.interpublic.com.

# # #
About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include BPN, Craft, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton Worldwide, MAGNA GLOBAL, McCann, Momentum, MRM//McCann, Mullen Lowe Group, Octagon, R/GA, UM and Weber Shandwick. Other leading brands include Avrett Free Ginsberg, Campbell Ewald, Carmichael Lynch, Deutsch, Hill Holliday, ID Media and The Martin Agency. For more information, please visit www.interpublic.com.

# # #

Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

Cautionary Statement
This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.
Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS SECOND QUARTER REPORT 2015 AND 2014 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended June 30,
	2015	2014	Fav. (Unfav.) % Variance
Revenue:
United States	$1,112.1	$1,030.9	7.9%
International	764.0	820.5	(6.9)%
Total Revenue	1,876.1	1,851.4	1.3%

Operating Expenses:
Salaries and Related Expenses	1,205.2	1,170.2	(3.0)%
Office and General Expenses	455.1	485.4	6.2%
Total Operating Expenses	1,660.3	1,655.6	(0.3)%
Operating Income	215.8	195.8	10.2%
Operating Margin %	11.5%	10.6%

Expenses and Other Income:
Interest Expense	(20.3)	(22.6)
Interest Income	5.0	6.6
Other Income (Expense), Net	0.5	(11.2)
Total (Expenses) and Other Income	(14.8)	(27.2)

Income before Income Taxes	201.0	168.6
Provision For Income Taxes	77.7	65.3
Income of Consolidated Companies	123.3	103.3
Equity in Net Income of Unconsolidated Affiliates	0.5	0.4
Net Income	123.8	103.7
Net Income Attributable to Noncontrolling Interests	(2.6)	(4.3)
Net Income Available to IPG Common Stockholders	$121.2	$99.4

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.30	$0.24
Diluted	$0.29	$0.23

Weighted-Average Number of Common Shares Outstanding:
Basic	410.5	421.1
Diluted	417.6	428.1

Dividends Declared Per Common Share	$0.120	$0.095

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS SECOND QUARTER REPORT 2015 AND 2014 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Six Months Ended June 30,
	2015	2014	Fav. (Unfav.) % Variance
Revenue:
United States	$2,115.9	$1,969.9	7.4%
International	1,436.2	1,519.0	(5.5)%
Total Revenue	3,552.1	3,488.9	1.8%

Operating Expenses:
Salaries and Related Expenses	2,420.4	2,358.8	(2.6)%
Office and General Expenses	908.1	946.0	4.0%
Total Operating Expenses	3,328.5	3,304.8	(0.7)%
Operating Income	223.6	184.1	21.5%
Operating Margin %	6.3%	5.3%

Expenses and Other Income:
Interest Expense	(41.2)	(42.8)
Interest Income	12.2	12.8
Other Income (Expense), Net	0.8	(9.5)
Total (Expenses) and Other Income	(28.2)	(39.5)

Income before Income Taxes	195.4	144.6
Provision For Income Taxes	76.3	63.6
Income of Consolidated Companies	119.1	81.0
Equity in Net Income of Unconsolidated Affiliates	0.5	0.3
Net Income	119.6	81.3
Net Income Attributable to Noncontrolling Interests	(0.2)	(2.8)
Net Income Available to IPG Common Stockholders	$119.4	$78.5

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.29	$0.19
Diluted	$0.29	$0.18

Weighted-Average Number of Common Shares Outstanding:
Basic	410.8	421.9
Diluted	417.6	428.5

Dividends Declared Per Common Share	$0.24	$0.19

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF LOSS ON EARLY EXTINGUISHMENT OF DEBT (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended June 30, 2014
	As Reported	Loss on Early Extinguishment of Debt	Ex-Loss on Early Extinguishment of Debt
Income Before Income Taxes	$168.6	$(10.4)	$179.0
Provision for Income Taxes	(65.3)	3.8	(69.1)
Effective Tax Rate	38.7%		38.6%
Equity in Net Income of Unconsolidated Affiliates	0.4		0.4
Net Income Attributable to Noncontrolling Interests	(4.3)		(4.3)
Net Income Available to IPG Common Stockholders	$99.4	$(6.6)	$106.0

Weighted-Average Number of Common Shares Outstanding - Basic	421.1		421.1
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	7.0		7.0
Weighted-Average Number of Common Shares Outstanding - Diluted	428.1		428.1

Earnings Per Share Available to IPG Common Stockholders - Basic	$0.24	$(0.01)	$0.25
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.23	$(0.02)	$0.25

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF LOSS ON EARLY EXTINGUISHMENT OF DEBT (Amounts in Millions except Per Share Data) (UNAUDITED)

	Six Months Ended June 30, 2014
	As Reported	Loss on Early Extinguishment of Debt	Ex-Loss on Early Extinguishment of Debt
Income Before Income Taxes	$144.6	$(10.4)	$155.0
Provision for Income Taxes	(63.6)	3.8	(67.4)
Effective Tax Rate	44.0%		43.5%
Equity in Net Income of Unconsolidated Affiliates	0.3		0.3
Net Income Attributable to Noncontrolling Interests	(2.8)		(2.8)
Net Income Available to IPG Common Stockholders	$78.5	$(6.6)	$85.1

Weighted-Average Number of Common Shares Outstanding - Basic	421.9		421.9
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	6.6		6.6
Weighted-Average Number of Common Shares Outstanding - Diluted	428.5		428.5

Earnings Per Share Available to IPG Common Stockholders - Basic	$0.19	$(0.01)	$0.20
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.18	$(0.02)	$0.20

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax